Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-258576, 333-258572, 333-181667, 333-153397, 333-151272, 333-101225, 333-208698, and 333-231826) of Mednax, Inc. of our report dated February 17, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Hallandale Beach, Florida
February 17, 2022